Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 15, 2025 in this Registration Statement on Form 20-F relating to the consolidated financial statements of Anfield Energy Inc. for the years ended December 31, 2024 and 2023 appearing in the Form 20-F which is part of this Registration Statement and to the reference to our firm under the caption “Statement by Experts” in such Registration Statement.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

August 15, 2025